UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 ________________________________________

CELSIUS HOLDINGS, INC.
(Exact Name of Registrant in its Charter)

Nevada	2086	20-2745790
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

140 NE 4th Avenue, Suite C
Delray Beach, FL 33483
(561) 276-2239
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

2006 INCENTIVE STOCK PLAN
(Full title of the Plan)

Jan Norelid, CFO
140 NE 4th Avenue, Suite C
Delray Beach, FL 33483
(561) 276-2239
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Roger Shaffer, Esq. Baritz & Colman, LLP 1075 Broken Sound Parkway, NW Suite 102 Boca Raton, Florida 33487 Telephone: (561) 864-5100 Telecopier: (561) 864-5101

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value	33,953,044	$0.535	$18,164,878.54	$1,013.60
Total	33,953,044	$0.535	$18,164,878.54	$1,013.60

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2006 Incentive Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Celsius Holdings, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of the Registrant’s Common Stock as reported by the OTC on August 10, 2009.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (this “Registration Statement”) is for Celsius Holdings, Inc. (the “Registrant”) to register an additional 33,953,044 shares of Common Stock for issuance under the 2006 Incentive Stock Plan, as amended.

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-150334), filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2008, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE PROSPECTUS

Item 3. Incorporation of Documents by Reference.

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-150334), filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2008.

The following document filed with the Securities and Exchange Commission is incorporated herein by reference: The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

All reports and other documents or information subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 8.  EXHIBITS

Exhibit No.	Description	Location

4.1	Articles of Incorporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 as filed with the SEC on November 21, 2005
4.2	Bylaws	Incorporated by reference to Exhibit B to the Registrant’s Information on Form DEF-14C as filed with the SEC on December 5, 2006
4.3	2006 Incentive Stock Plan	Incorporated by reference to Appendix A of the Registrant’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 26, 2009.
5.1	Opinion of counsel	Filed herewith
23.1	Consent of Sherb & Co.	Filed herewith
23.3	Consent of Counsel	Incorporated by reference to Exhibit 5.1 filed herewith

SIGNATURES

In accordance with the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on August 14, 2009.

Date: August 14, 2009	CELSIUS HOLDINGS, INC.

By: /s/Stephen C. Haley
Name: Stephen C. Haley
Titles: Principal Executive Officer, Chief ExecutiveOfficer and President

By: /s/Jan Norelid
Name: Jan Norelid
Titles: Principal Financial and Accounting Officer,Chief Financial Officer, Secretary andTreasurer

In accordance with the Securities Act, this S-8 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates stated.

Signatures	Title(s)	Date

/s/ Stephen C. Haley	Chairman of the Board	August 14, 2009
Stephen C. Haley

/s/ Jan A. Norelid	Director	August 14, 2009
Jan A. Norelid

/s/ James R. Cast	Director	August 14, 2009
James R. Cast

/s/ William H. Milmoe	Director	August 14, 2009
William H. Milmoe

/s/ Geary W. Cotton	Director	August 14, 2009
Geary W. Cotton